MANAGEMENT AGREEMENT

SCHEDULE A

SERIES OF NEUBERGER BERMAN EQUITY FUNDS

The Series of Neuberger Berman Equity Funds currently subject to this Agreement are as follows:

Neuberger Berman Climate Change Fund
Neuberger Berman Emerging Markets Equity Fund
Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman International Institutional Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund
Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Multi-Cap Opportunities Fund
Neuberger Berman Partners Fund
Neuberger Berman Real Estate Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Small Cap Growth Fund
Neuberger Berman Socially Responsive Fund

Date: December 14, 2009

MANAGEMENT AGREEMENT

SCHEDULE B

RATE OF COMPENSATION

Fund	Rate of Compensation based on each Fund’s average daily net assets

Neuberger Berman Equity Income Fund
Neuberger Berman Focus Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Large Cap Fund
Neuberger Berman Large Cap Disciplined Growth Fund

Neuberger Berman Large Cap Value Fund
Neuberger Berman Mid Cap Growth Fund
Neuberger Berman Partners Fund
Neuberger Berman Regency Fund
Neuberger Berman Select Equities Fund
Neuberger Berman Small and Mid Cap Growth Fund
Neuberger Berman Socially Responsive Fund

0.550% of first $250 million 0.525% of next $250 million 0.500% of next $250 million 0.475% of next $250 million 0.450% of next $500 million 0.425% of next $2.5 billion 0.400% in excess of $4 billion
Neuberger Berman Multi-Cap Opportunities Fund	0.600% of first $250 million 0.575% of next $250 million 0.550% of next $250 million 0.525% of next $250 million 0.500% of next $500 million 0.475% of next $2.5 billion 0.450% in excess of $4 billion
Neuberger Berman Climate Change Fund Neuberger Berman Genesis Fund Neuberger Berman Small Cap Growth Fund	0.850% of first $250 million 0.800% of next $250 million 0.750% of next $250 million 0.700% of next $250 million 0.650% in excess of $1 billion
Neuberger Berman Real Estate Fund	0.800%
Neuberger Berman International Fund Neuberger Berman International Institutional Fund	0.850% of first $250 million 0.825% of next $250 million 0.800% of next $250 million 0.775% of next $250 million 0.750% of next $500 million 0.725% of next $1 billion 0.700% in excess of $2.5 billion
Neuberger Berman Emerging Markets Equity Fund	1.000% of first $250 million 0.975% of next $250 million 0.950% of next $250 million 0.925% of next $250 million 0.900% of next $500 million 0.875% of next $2.5 billion 0.850% in excess of $4 billion

Date: December 14, 2009